As filed with the Securities and Exchange Commission on July 12, 2001
                                                    - Registration No. 333-55499

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                                        UNDER
                           THE SECURITIES ACT OF 1933

                              DONNELLY CORPORATION
             (Exact name of registrant as specified in its charter)

          Michigan                                    38-0493110
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                49 West Third Street, Holland, Michigan      49423-2813
               (Address of Principal Executive Offices)      (Zip Code)

Donnelly Corporation Amended and Restated Nonemployee Director Stock Option Plan
                            (Full Title of the Plan)

    J. Dwane Baumgardner, 49 West Third Street, Holland, Michigan 49423-2813
                     (Name and address of agent for service)


                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed             Proposed
          Title of                                           Maximum              Maximum
      Securities to be              Amount to be         Offering Price          Aggregate            Amount of
         Registered                  Registered           Per Share(2)        Offering Price     Registration Fee (2)
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock
($.10 Par Value)                  125,000 Shares(1)          $12.54             $1,567,500              $463
====================================================================================================================

(1) Represents the number of shares of Common Stock authorized for issuance under the Donnelly Corporation 1998 Amended and Restated Nonemployee Director Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) Filing fee previously paid when the Form S-8 Registration was filed on November 25, 1998, and amended on March 2, 1999.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     The purpose of this Amendment No. 2. is to amend Exhibit 4 (the Donnelly Corporation Amended and Restated Nonemployee Director Stock Option Plan) by incorporating by reference Exhibit 10.9 from the Donnelly Corporation Annual Report on Form 10-K for the year ended December 31, 2000.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-K for the year ended July 3, 1993, which has been filed by the Company with the Commission (File No. 1-9716), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The combined consolidated balance sheets of Donnelly Corporation and its subsidiaries as of December 31, 2000, and 1999, and the related combined consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 2000, the six-month period ended December 31, 1999, and each of the two years for the periods ended July 3, 1999, and June 27, 1998, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of BDO Seidman, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The description of the Company's Class A Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.   Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Articles of Incorporation of the Company provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, the Company adopted individual indemnification agreements with its directors. Approved by the Company's shareholders, the indemnification agreements provide a contractually enforceable right, upon which written notice, for prompt indemnification, except that indemnification is not required where: (i) indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) a director is entitled to indemnification by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of the indemnity agreement; (iii) indemnification is provided by the Company outside of the agreement; (iv) the claim for indemnity is based upon or attributable to any transaction involving: intentional misconduct or a knowing violation of law, a violation of Section 551(1) or any successor provision of the MBCA, or from which the director derived an improper personal benefit; (v) the claim involved a violation of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of state law; or (vi) indemnification by the Company is otherwise prohibited by applicable law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicted on the determination that indemnification is nevertheless appropriate, by: majority vote of a committee of two or more disinterested directors appointed by the Board of Directors; independent legal counsel in a written opinion; or the court in which the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, the Company's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     Reference is made to the Exhibit Index which appears on page S-5.

Item 9.   Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on the 28th day of June, 2001.

                                     DONNELLY CORPORATION


                                     By: /s/J. Dwane Baumgardner
                                         J. Dwane Baumgardner
                                         President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Dwane Baumgardner and Kevin L. Brown, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below on June 28, 2001, by the following persons in the capacities indicated.


By: /s/ John A. Borden                     By: /s/ B. Patrick Donnelly, III
      John A. Borden, Director                B. Patrick Donnelly, III, Director

By: /s/ R. Eugene Goodson                  By: /s/ Joan E. Donnelly
      R. Eugene Goodson, Director             Joan E. Donnelly, Director


By: /s/ Donald R. Uhlmann                  By: /s/ Thomas E. Leonard
      Donald R. Uhlmann, Director             Thomas E. Leonard, Director


By: /s/ J. Dwane Baumgardner               By: /s/ Gerald T. McNeive, Jr.
      J. Dwane Baumgardner, Director          Gerald T. McNeive, Jr., Director


By: /s/ Arnold F. Brookstone               By: /s/ Kevin L. Brown
      Arnold F. Brookstone, Director          Kevin L. Brown, Senior Vice
                                              President and Chief Financial
                                              Officer (Principal Financial
                                              and Accounting Officer)
By: /s/ Rudolph B. Pruden
      Rudolph B. Pruden, Director

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4 Donnelly Corporation Amended and Restated Nonemployee Director Stock Option Plan, which is incorporated by reference to Exhibit 10.9 of the Form 10-K Annual Report of Donnelly Corporation for the year ended December 31, 2000.

Exhibit 5           Opinion  of  Varnum,   Riddering,   Schmidt  &  Howlett  LLP
                    (previously filed)

Exhibit 23(a)       Consent of BDO Seidman LLP

Exhibit 23(b)       Consent  of  Varnum,   Riddering,   Schmidt  &  Howlett  LLP
                    (included in Exhibit 5)

Exhibit 24          Power of Attorney - included on page 4 hereof

                                  EXHIBIT 23(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Donnelly Corporation
Holland, Michigan

     We hereby consent to the incorporation by reference in this Registration Statement of Donnelly Corporation for its Amended and Restated Nonemployee Director Stock Option Plan, of our report dated February 8, 2001, except Note 3, which is dated February 26, 2001, relating to the combined consolidated financial statements and schedules of Donnelly Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     We also consent to the reference to us as experts in this Registration Statement.


                                                /s/ BDO SEIDMAN, LLP
                                                Grand Rapids, Michigan
                                                July 11, 2001